Exhibit 1

130 Adelaide Street West
Suite 2116
Toronto, Ontario
Canada M5H 3P5
www.nap.com

News Release – September 17, 2009

TSX: PDL, PDL.WT

NYSE Amex: PAL, PAL.WS

North American Palladium’s renewed commitment to exploration delivers results

Figures and tables referred to herein are available on the Company’s website: www.nap.com.

Toronto, Ontario — The extensive ongoing exploration program of North American Palladium Ltd. (“NAP” or the “Company”) at its 100% owned Lac des Iles mine (LDI) near Thunder Bay, Ontario has yielded exciting drill results in three different locations on the property:

•                  Offset Zone:

•                  Assay results have grades similar to those in the Roby underground mine

•                  Infill drilling has extended the Cowboy Zone

•                  New zone:

•                  Drilling in a mineralized footwall to the Offset Zone has encountered a new mineralized zone called the Outlaw Zone

•                  West Pit:

•                  Favourable assay results from surface drilling provide strong encouragement for follow-up exploration drilling and the consideration of open pit mining scenarios

“We are encouraged by the Offset Zone infill results. The grades achieved give us confidence that the Offset Zone will have grades similar to those in the nearby Roby underground mine, which average 7.61 g/t of palladium plus by-product metals,” said William J. Biggar, NAP’s President and Chief Executive Officer. “We are also delighted by the West Pit drill results, because of the grades achieved and the close proximity to our current open pit mine. Not only do we have the prospect of another open pit at LDI, but with the new Outlaw Zone we expect to continue to increase our palladium resources.”

Offset Zone

Located 250 metres to the west of the Roby underground mine (Figure 2), the Offset Zone is considered to be the fault displaced extension of the Roby Zone. The 2009 drill program was planned to increase the tonnage and grade of the mineral resource in the upper part of the Offset Zone, upgrade resources from inferred to indicated, and discover new resources. Phase 1 of the drill program was completed in June 2009 and consists of 38 infill holes for 18,500 metres in the upper south quadrant (Figures 3, 5). The program decreased the drill hole spacing to 30 metres. Highlights from Phase 1 drilling (Table 2) include:

1)              5 m @ 16.9 g/t palladium (Pd) in hole 09-120;

2)              17 m @ 6.13 g/t Pd in hole 09-117; and

3)              7 m @ 7.06 g/t Pd in hole 09-201.

Phase 2 of the Offset Zone drill program commenced in mid-July 2009 and is scheduled for completion by December 31. The program plan consists of 35 infill drill holes for 15,000 metres in the upper north quadrant (Figures 3, 5) and four exploration holes farther to the north and south, for a total of 18,000 metres of drilling. The infill drilling is planned to decrease the drill hole spacing to 30 metres in this part of the Offset Zone. To date 13 of the infill holes have been drilled for a total of 5000 metres, which means that one-third of the infill drilling has been completed. Full preliminary assay results are available for eight of the drill holes and partial preliminary assay results are available for three more holes.

Highlights of the composited preliminary assay results include (Table 3):

1)              28 m @ 9.18 g/t Pd in hole 09-405;

2)              16 m @ 9.68 g/t Pd in hole 09-505; and

3)              6 m @ 9.15 g/t Pd in hole 09-503.

This high part of the upper north quadrant of the Offset Zone benefits from close proximity to the Roby underground mine development (Figure 3).

Cowboy Zone

In addition to infill drilling of the Offset Zone, Phase 2 is also expanding the lateral and vertical limits of the recently discovered Cowboy Zone (see news release dated June 25, 2009) and further established its orientation and geometry. With assay results from only the first 11 of 35 planned holes, the Phase 2 drilling to date has extended the limit of the Cowboy Zone 180 m farther to the north and 50 m farther down dip (Figure 4). These assay results are higher than those returned for the Phase 1 drilling. Phase 2 drilling continues and an initial mineral resource estimate for the Cowboy Zone is planned for completion in the fourth quarter of 2009. Highlights of the composited preliminary assay results include (Table 3):

1)              5 m @ 7.06 g/t Pd in hole 09-402;

2)              5 m @ 6.71 g/t Pd in hole 09-403; and

3)              8 m @ 5.29 g/t Pd in hole 09-503.

New Zone: Outlaw Zone

A 750-metre long underground exploration hole was designed to test the contact of the favourable LDI intrusion and the unmineralized country rock on section 502N. This drill hole, 09-114 (Table 4), did not reach the contact due to drill rig limitations. It did, however, intersect a significant interval of PGE mineralization within the intrusion, to the west of the Offset Zone and the Cowboy Zone (Figure 6). The composited assay interval for the intersection is 22 m @ 3.26 g/t Pd from 579 m down hole, which includes 5 m @ 5.94 g/t Pd. In cross sections, this intersection can be connected to similar intersections in holes 09-105 and 09-106 drilled 30 m to the west on section 503N (Table 4; Figure 6). Called the Outlaw Zone, this new zone of mineralization is hosted by gabbro, like the Cowboy Zone. Future drill programs will be designed to explore the lateral and vertical limits of the Outlaw Zone, and to establish its orientation, geometry and internal continuity. Nevertheless, it is apparent from these results that PGE mineralization at LDI remains open to the west.

West Pit

The surface drill program in the West Pit area of the LDI mine property (Figure 7) was planned to follow up on historic and previous drill results and discover new mineralized zones adjacent to the open pit mine. Two targets were generated from the results of previous drill programs (eg. 15 m @ 4.9 g/t Pd from 18 m down hole in hole 00-083 and 74 m @ 2.6 g/t from 101 m down hole in hole 00-130). Fifteen holes were drilled from within 150 metres of the west wall of the open pit. They were drilled perpendicular (N-S) to all the previous and historic holes (E-W) drilled in the West Pit area.

Assays results are presently available for nine of the West Pit holes and partial assays for a tenth hole (Table 5). The best composited assay intervals are for target 507N POD:

1)              28 m @ 3.02 g/t Pd from 23 m down hole in hole 09-077, including:

12 m @ 4.39 g/t Pd from 24 m down hole;

2)              24 m @ 3.45 g/t Pd from 175 m down hole in hole 09-071, including:

5 m @ 5.66 g/t Pd from 181 m down hole; and,

7 m @ 4.76 g/t Pd from 191 m down hole.

These assay results and the close proximity of the PGE mineralized intersections to the current LDI open pit mine (which had an average grade of 1.8 g/t Pd) provides strong encouragement for follow-up exploration drilling of these two targets and others and consideration of possible open pit mining scenarios.

2

Synopsis

The underground and surface drill results highlight the significant exploration potential of the LDI property, particularly around the existing mine. High potential exists for additional mineralized zones like the Cowboy and Outlaw zones farther west within the LDI intrusion. Furthermore, the drill intersections at West Pit indicate that there is high potential for the discovery of zones with different orientations and styles of mineralization around the existing open pit mine.

Quality Assurance and Quality Control, Qualified Person

The assay analyses performed during this drilling campaign was subject to a formal quality assurance and quality control (QAQC) program. Diamond drill core is logged and sampled on site with sample transport by the Company to Activation Laboratories Ltd. (Thunder Bay and Ancaster), an independent accredited laboratory, for assay analysis. Check assay analyses have been carried out by SGS Minerals Services (Toronto), a laboratory that is also independent of the Company. Internal check assays have been completed for the assay results of Phase 1 and West Pit, and are in progress for Phase 2.

The drill programs were designed and executed by the Company’s exploration team based in Thunder Bay, under the supervision of Dr. Bill Stone, P.Geo, NAP’s Vice President, Exploration. Dr. Stone is a Qualified Person under NI43-101 and is responsible for the contents of this news release.

North American Palladium: Re-engineering the Future

North American Palladium is a precious metals company that owns the LDI mine, which produced platinum group metals for 15 years until October 2008 when it was placed on temporary care and maintenance due to low metal prices. Prior to the temporary shutdown, the mine had annual production of 270,000 ounces of palladium, 20,000 ounces of platinum and 20,000 ounces of gold. The Company also owns and operates the Sleeping Giant gold mine located in the Abitibi region of Quebec, which produced over 1 million ounces of gold from 1988-2008 at an average grade of 11.44 g/t. North American Palladium expects gold production to resume in the fourth quarter of 2009 at an annual rate of 50,000 ounces. North American Palladium benefits from operating in a politically stable jurisdiction with developed infrastructure and a history of innovation and excellence in mining. Please visit www.nap.com for more information.

For further information please contact:

Annemarie Brissenden

Director, Investor Relations

Telephone: 416-360-7971 Ext. 226

Email: abrissenden@nap.com

Cautionary Statement on Forward Looking Information

Certain information included in this press release, including any information as to our future exploration, financial or operating performance and other statements that express management’s expectations or estimates of future performance, constitute ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws. The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’ and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual financial results, performance or achievements of North American Palladium to be materially different from the Company’s estimated future results, performance or achievements expressed or implied by those forward-looking statements and that the forward-looking statements are not guarantees of future performance. These statements are also based on certain factors and assumptions. For more details on these estimates, risks, assumptions and factors, see the Company’s most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. In addition, there can be no assurance that the Company’s Lac des Iles or Sleeping Giant mines will be successfully restarted or that other properties can be successfully developed. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

3

Location of the Lac des Iles Mine

Hudson Bay
Manitoba
N
James Bay
ONTARIO
Québec
Red Lake
Pickle Lake
Lac des Iles Mine
Sleeping Giant Mine
Kenora
Sioux Lookout
Thunder Bay
Lake Superior
Timmins
Rouyn-Noranda
Chapleau
Kirkland Lake
Val d'Or
Sault Ste Marie
Sudbury
North Bay
Ottawa
U. S. A.
Lake Michigan
Lake Huron
Toronto
Lake Ontario
Windsor
Lake Erie
0 100 200 300 400 500
Kilometres
Lac des Iles Mines Ltd.
Lac des Iles Mine Offset Zone
Northwestern Ontario, Canada
Location Map
January 2009

309,300 mE
309,450 mE
512N
511N
510N
509N
508N
507N
506N
505N
504N
503N
502N
501N
500N
499N
498N
497N
496N
Offset Zone
Roby Zone
Cowboy Zone(s)
13
12
11
10
9
8
7
6
5
4
3
2
1
Roby Pit Geology
Pyroxenite
Olivine melanogabbro
Melanogabbro
Late Mafic dikes
Gabbronorite
Heterolithic gabbro breccia
Varitextured gabbro
East Gabbro
(leucogabbro, med. grained)
Tonalite
North American Palladium Ltd
Lac des Iles Minesite
Offset Infill Programs
Roby Pit Outline
Roby Zone Section Line
Drill Fan Trace and ID
0
20
40
80
metres

Drill Fan #	Holes Associated	Section Target
1	09-213 to 09-218	499N
2	09-208 to 09-212	500N
3	09-201 to 09-207	501N
4	09-113 to 09-120	502N
5	09-105 to 09-112	503N
6	09-101 to 09-104	504N
7	09-401 to 09-406	505N
8	09-407 to 09-412	506N
9	09-413 to 09-417	507N
10	09-501 to 09-503	508N
11	09-504 to 09-507	509N
12	09-601 to 09-605	510N
13	09-606 to 09-611	511N

(1)

Southeast
Northwest
5000L
31500N
31600N
31700N
31800N
31900N
32000N
4900L Backfill
4850L Drill
4775L Drill
4700L Drill
4625L Drill
4550L Haul
4515L Drill
4440L Drill
4365L Drill
4290L Drill
4215L Haul
Pillar
Pillar
Upper Mining Block
Lower Mining Block

Long-section view of Lac des Iles Offset Zone with drillhole intercepts

- Historic drillhole intercepts (pre-2009 drilling)
- 2009 Phase 1 drill intercepts
- 2009 Phase 2 drill intercepts

COWBOY ZONE
OFFSET ZONE
09-501
09-502
09-503
North American Palladium Ltd
Underground Drilling 2009
DDH 09-501 to 09-503
Historic Drilling Included
Looking 323°
(Perpendicular to Drill Azimuth)
Geology Interpretation Legend
HW VTGAB
FW EGAB
VT GAB
EGAB
Ore Zones
0
20
40
60

Southeast
Northwest
5000L
31500N
31600N
31700N
31800N
31900N
32000N
32100N
32200N
4900L Backfill
4850L Drill
4775L Drill
4700L Drill
4625L Drill
4550L Haul
4515L Drill
4440L Drill
4365L Drill
4290L Drill
4215L Haul
Pillar
Pillar
Upper Mining Block
Lower Mining Block

Long-section view of Lac des Iles Offset Zone with drillhole intercepts

- Historic drillhole intercepts (pre-2009 drilling)
- 2009 Phase 1 drill intercepts
- 2009 Phase 2 drill intercepts
- Region outlining drillholes which intercept the Cowboy Zone

*Most historic drillholes terminate short of Cowboy Zone mineralization

Southwest Roby Zone
Roby Zone
Offset Zone
Cowboy Zone(s)
Southwest Roby Zone (Quartz Diroite)
510N
509N
508N
507N
506N
505N
504N
503N
502N
09-070
09-071
09-072
09-077
09-504
09-507
09-505
09-503
09-502
09-501
09-402
09-403
09-404
09-405
09-073
09-074
09-075
09-076
Palladium (Pd) in grams per ton (g/ton)
North American Palladium Ltd
Lac des Iles Minesite
Southwest Pit
2009 Drilling
Roby Pit Outline
Ore Zones
LDI Roby Zone Section Lines
Southwest Roby Zone Geology
Pyroxenite
Olivine melanogabbro
Melanogabbro
Late Mafic dikes
Gabbronorite
Heterolithic gabbro breccia
Varitextured gabbro
East Gabbro
Tonalite
* All underground (400 and 500 series) drillholes are identified at end of trace.
Offset and Cowboy Zones have been projected to surface.
509,200 mE
509,600 mE
5,449,300 mN

09-076

Table 1. Collar, survey and depth data for the 2009 surface and underground drill holes, LDI Mine

Drill Hole	Target	Phase	Easting	Northing	Elevation (m)	Azimuth (deg)	Dip (deg)	Length (m)
09-101	Offset	1	32213	31878	90	251	-39	465
09-102	Offset	1	32213	31879	90	251	-44	450
09-103	Offset	1	32213	31879	90	251	-48	470
09-104	Offset	1	32214	31879	90	251	-54	540
09-105	Offset	1	32214	31878	90	243	-41	550
09-106	Offset	1	32214	31878	90	243	-45	567
09-107	Offset	1	32214	31878	90	243	-49	490
09-108	Offset	1	32214	31878	90	243	-51	501
09-109	Offset	1	32214	31878	90	242	-55	480
09-110	Offset	1	32214	31878	90	243	-57	504
09-111	Offset	1	32214	31878	89	243	-59	570
09-112	Offset	1	32214	31878	89	242	-61	591
09-113	Offset	1	32214	31876	90	232	-42	445
09-114	Contact	1	32214	31876	90	231	-45	750
09-115	Offset	1	32214	31876	90	232	-49	485
09-116	Offset	1	32214	31876	90	231	-52	506
09-117	Offset	1	32214	31876	91	232	-55	525
09-118	Offset	1	32214	31876	90	232	-57	546
09-119	Offset	1	32214	31877	91	230	-60	570
09-120	Offset	1	32214	31877	91	230	-61	591
09-201	Offset	1	32224	31850	90	231	-44	417
09-202	Offset	1	32224	31850	90	227	-51	549
09-203	Offset	1	32224	31850	90	226	-55	552
09-204	Offset	1	32224	31850	90	226	-57	522
09-205	Offset	1	32225	31850	90	227	-59	684
09-206	Offset	1	32225	31850	90	227	-61	567
09-207	Offset	1	32225	31851	90	227	-63	597
09-208	Offset	1	32224	31850	90	225	-50	486
09-209	Offset	1	32224	31850	90	225	-53	492
09-210	Offset	1	32223	31851	92	225	-56	522
09-211	Offset	1	32224	31850	90	243	-57	582
09-212	Offset	1	32224	31850	90	225	-59	600
09-213	Offset	1	32224	31849	90	220	-36	491
09-214	Offset	1	32224	31849	90	220	-43	477
09-215	Offset	1	32224	31849	90	220	-46	486
09-216	Offset	1	32224	31849	91	219	-49	510
09-217	Offset	1	32224	31850	90	220	-51	525
09-218	Offset	1	32223	31851	92	220	-56	573
09-401	Offset	2	32176	31963	-94	229	-11	372
09-402	Offset	2	32176	31963	-94	229	-32	500
09-403	Offset	2	32176	31963	-95	229	-48	390
09-404	Offset	2	32176	31963	-95	229	-53	510
09-405	Offset	2	32176	31963	-95	229	-59	471
09-406	Offset	2	32176	31963	-95	229	-70	700
09-501	Offset	2	32090	31984	-77	233	-46	372
09-502	Offset	2	32090	31985	-77	233	-63	402
09-503	Offset	2	32091	31985	-77	230	-74	402
09-504	Offset	2	32090	31985	-76	257	-34	402
09-505	Offset	2	32090	31985	-77	258	-53	291
09-506	Offset	2	32090	31985	-77	257	-60	402
09-507	Offset	2	32090	31985	-77	258	-75	402
09-601	Offset	2	32128	32044	-84	249	-25	330
09-070	West Pit	1	31639	31975	515	161	-45	375
09-071	West Pit	1	31648	31930	515	160	-46	315
09-072	West Pit	1	31628	31913	515	162	-47	315
09-073	West Pit	1	31801	31636	491	340	-46	96
09-074	West Pit	1	31755	31627	499	349	-45	99
09-075	West Pit	1	31729	31617	501	341	-45	114
09-076	West Pit	1	31720	31714	502	157	-45	153
09-077	West Pit	1	31674	31851	506	158	-56	207
09-078	West Pit	1	31698	31895	510	161	-55	260
09-079	West Pit	1	31698	31895	510	161	-45	230
09-080	West Pit	1	31648	31855	505	161	-49	210
09-081	West Pit	1	31729	31610	500	161	-45	85
09-082	West Pit	1	31738	31586	500	161	-45	50
09-083	West Pit	1	31741	31583	501	341	-45	150
09-084	West Pit	1	31801	31635	491	341	-55	105

Table 2. Composited assay results for phase 1 drilling of the Offset Zone and Cowboy Zone, LDI

Drill Hole	Section	Zone	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%
09-101	504N	Offset	312	328	16	2.89	0.35	0.22	0.082	0.071	0.006

09-102	504N	Offset	270	276	6	5.57	0.32	0.25	0.062	0.040	0.005
09-102	504N	Offset	327	336	9	3.24	1.06	2.44	0.373	2.424	0.026
09-102	504N	Offset	365	373	8	3.02	0.27	0.07	0.059	0.018	0.005

09-103	504N	Offset	292	299	7	4.16	0.26	0.34	0.059	0.076	0.007
09-103	504N	Offset	302	307	5	4.53	0.31	0.14	0.109	0.071	0.012
09-103	504N	Offset	355	361	6	2.38	0.26	0.12	0.080	0.043	0.006

09-104	504N	Offset	382	387	5	3.39	0.42	0.38	0.127	0.135	0.009
09-104	504N	Offset	394	399	5	2.98	0.25	0.10	0.059	0.025	0.005
09-104	504N	Cowboy	482	485	3	2.92	0.28	3.42	0.080	3.963	0.005

09-105	503N	Offset	310	321	11	2.18	0.27	0.17	0.070	0.069	0.006

09-106	503N	Cowboy	398	401	3	2.20	0.28	0.19	0.083	0.093	0.006
09-106	503N	Cowboy	464	467	3	4.24	0.36	0.45	0.158	0.133	0.010

09-107	503N	Offset	331	342	11	3.48	0.25	0.18	0.067	0.047	0.005
09-107	503N	Offset	347	363	16	5.28	0.39	0.38	0.132	0.148	0.007
09-107	503N	Offset	373	378	5	4.85	0.55	0.44	0.110	0.113	0.007
09-107	503N	Cowboy	415	419	4	2.67	0.28	0.04	0.075	0.019	0.005

09-108	503N	Offset	335	341	6	3.97	0.31	0.36	0.102	0.066	0.008
09-108	503N	Offset	382	395	13	5.01	0.55	0.45	0.137	0.163	0.008
including	503N	Offset	385	390	5	7.03	0.76	0.68	0.198	0.223	0.010
09-108	503N	Offset	406	413	7	3.11	0.41	0.30	0.113	0.098	0.006

09-109	503N	Offset	395	410	15	5.30	0.57	0.42	0.128	0.175	0.009
including	503N	Offset	399	405	6	7.48	0.79	0.54	0.227	0.159	0.010

Drill Hole	Section	Zone	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%

09-110	503N	Offset	423	434	11	6.03	0.42	0.12	0.027	0.069	0.006
09-110	503N	Offset	438	444	6	3.49	0.33	0.17	0.067	0.092	0.005
09-110	503N	Cowboy	476	481	5	2.20	0.23	0.23	0.037	0.074	0.005

09-111	503N	Offset	418	423	5	3.41	0.33	0.21	0.070	0.097	0.008
09-111	503N	Offset	429	441	12	3.75	0.31	0.17	0.066	0.097	0.006
09-111	503N	Cowboy	466	475	9	2.69	0.26	0.04	0.009	0.054	0.005

09-112	503N	Offset	435	441	6	6.31	0.46	0.25	0.079	0.119	0.006
09-112	503N	Offset	451	457	7	5.07	0.30	0.08	0.016	0.059	0.004
09-112	503N	Cowboy	500	505	5	2.34	0.22	0.18	0.039	0.060	0.005

09-113	502N	Offset	248	256	8	5.05	0.63	0.56	0.142	0.170	0.009
09-113	502N	Offset	387	393	6	2.81	0.36	0.30	0.114	0.112	0.009
09-113	502N	Cowboy	437	444	7	3.69	0.38	0.18	0.120	0.118	0.006

09-114	502N	Offset	279	289	10	3.73	0.50	0.19	0.108	0.137	0.005
09-114	502N	Offset	356	362	6	3.98	0.56	0.52	0.242	0.214	0.011
09-114	502N	Offset	385	390	5	5.60	0.85	0.67	0.433	0.366	0.015
09-114	502N	Cowboy	409	415	6	2.42	0.32	0.31	0.164	0.099	0.006
09-114	502N	Cowboy	435	439	4	3.28	0.42	0.21	0.145	0.116	0.008
09-114	502N	Cowboy	529	534	5	2.25	0.22	0.16	0.078	0.070	0.006

09-115	502N	Offset	371	386	15	2.93	0.40	0.30	0.098	0.108	0.008
09-115	502N	Cowboy	431	46	5	2.53	0.31	0.20	0.077	0.088	0.006

09-116	502N	Offset	374	381	7	2.84	0.33	0.14	0.039	0.077	0.005
09-116	502N	Cowboy	435	440	5	2.24	0.26	0.19	0.077	0.091	0.005

09-117	502N	Offset	391	408	17	6.13	0.61	0.47	0.127	0.171	0.008
09-117	502N	Cowboy	475	480	5	2.29	0.26	0.09	0.056	0.082	0.005

09-118	502N	Offset	380	402	22	9.15	0.51	0.30	0.120	0.110	0.007
09-118	502N	Cowboy	486	492	6	2.17	0.30	0.08	0.033	0.071	0.005

09-119	502N	Offset	441	446	5	4.05	0.31	0.09	0.028	0.074	0.005

Drill Hole	Section	Zone	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%

09-119	502N	Offset	460	465	5	4.44	0.37	0.11	0.043	0.073	0.005
09-119	502N	Cowboy	504	519	15	2.00	0.30	0.16	0.051	0.084	0.005

09-120	502N	Offset	460	465	5	16.90	0.79	0.62	0.035	0.095	0.006
09-120	502N	Cowboy	495	500	5	3.94	0.37	0.28	0.143	0.104	0.007

09-201	501N	Offset	362	369	7	7.06	0.55	0.46	0.134	0.136	0.010

09-202	501N	Cowboy	458	479	21	3.51	0.47	0.38	0.188	0.165	0.009
including	501N	Cowboy	471	478	7	5.59	0.78	0.66	0.357	0.288	0.013

09-203	501N	Offset	399	408	9	3.22	0.45	0.35	0.149	0.116	0.010

09-204	501N	Offset	414	421	7	3.37	0.35	0.21	0.101	0.102	0.008

09-205	501N	Offset	464	473	9	4.37	0.45	0.23	0.094	0.141	0.007

09-206	501N	Offset	428	517	89	3.29	0.33	0.19	0.060	0.085	0.005
including	501N	Offset	469	487	18	4.39	0.40	0.19	0.056	0.091	0.006
including	501N	Offset	502	513	11	4.50	0.55	0.15	0.096	0.106	0.005

09-207	501N	Offset	466	474	8	4.42	0.42	0.23	0.069	0.096	0.006
09-207	501N	Offset	477	487	10	4.43	0.47	0.27	0.140	0.123	0.007

09-208	500N	Cowboy	415	419	4	3.39	0.42	0.23	0.099	0.090	0.007

09-210	500N	Offset	404	409	6	3.09	0.41	0.32	0.119	0.125	0.009
09-210	500N	Cowboy	456	463	7	3.40	0.49	0.40	0.187	0.207	0.011
09-210	500N	Cowboy	506	510	4	4.21	0.49	0.54	0.168	0.180	0.010

09-211	500N	Offset	492	498	6	3.55	0.38	0.09	0.065	0.081	0.006
09-211	500N	Offset	513	524	11	4.03	0.43	0.27	0.165	0.173	0.008
09-211	500N	Cowboy	578	582	4	3.00	0.30	0.16	0.121	0.117	0.008

09-212	500N	Offset	420	426	6	3.06	0.37	0.24	0.089	0.118	0.006
09-212	500N	Offset	436	444	8	3.07	0.35	0.14	0.031	0.066	0.005
09-212	500N	Cowboy	575	581	6	1.97	0.23	0.08	0.059	0.081	0.005

Drill Hole	Section	Zone	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%

09-213	499N	Offset	313	320	7	3.97	0.44	0.31	0.146	0.159	0.008
09-213	499N	Offset	326	340	14	3.49	0.36	0.34	0.110	0.148	0.009
09-213	499N	Cowboy	438	449	11	4.45	0.51	0.45	0.151	0.111	0.008

09-214	499N	Offset	396	404	8	3.77	0.55	0.21	0.139	0.143	0.011
09-214	499N	Cowboy	426	434	8	4.04	0.56	0.35	0.135	0.114	0.009

09-215	499N	Offset	410	417	7	2.62	0.31	0.27	0.079	0.107	0.008
09-215	499N	Cowboy	470	477	7	3.05	0.35	0.32	0.076	0.094	0.008
09-215	499N	Cowboy	479	486	7	2.95	0.37	0.16	0.047	0.075	0.005

09-216	499N	Offset	435	440	5	3.26	0.40	0.39	0.082	0.083	0.010
09-216	499N	Cowboy	461	469	8	2.61	0.33	0.27	0.105	0.103	0.006
09-216	499N	Cowboy	500	505	5	1.76	0.20	0.14	0.046	0.047	0.004

09-217	499N	Offset	430	437	7	3.23	0.39	0.20	0.059	0.089	0.005
09-217	499N	Offset	448	457	9	2.68	0.33	0.18	0.070	0.081	0.005

Notes:

Hole lengths are estimated to be 70-80% of true widths

Table 3. Composited preliminary assay results for phase 2 drilling of the Offset and Cowboy Zones, LDI

Drill Hole	Section	Zone	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%
09-401	505N	Offset	249	254	5	4.86	0.57	0.49	0.139	0.144
09-401	505N	Offset	255	260	5	5.27	0.63	0.54	0.150	0.159
09-401	505N	Cowboy	360	372	12	1.45	0.17	0.08	0.049	0.057

09-402	505N	Offset	249	254	5	7.93	0.53	0.66	0.177	0.176
09-402	505N	Offset	264	269	5	5.78	0.44	0.43	0.114	0.145
09-402	505N	Offset	274	280	6	4.95	0.34	0.16	0.078	0.100
09-402	505N	Offset	287	293	6	5.14	0.33	0.03	0.007	0.065
09-402	505N	Offset/Cowboy	300	305	5	4.27	0.37	0.16	0.167	0.138
09-402	505N	Cowboy	317	322	5	7.06	0.47	0.11	0.026	0.066
09-402	505N	Cowboy	380	384	4	3.32	0.39	0.06	0.030	0.098

09-403	505N	Offset	258	267	9	6.26	0.41	0.23	0.113	0.124
09-403	505N	Offset	293	304	11	10.20	0.55	0.31	0.066	0.120
09-403	505N	Offset	313	320	7	7.75	0.49	0.34	0.136	0.194
09-403	505N	Cowboy	370	375	5	6.71	0.51	0.10	0.023	0.076

09-405	508N	Offset	304	317	13	11.51	0.68	0.64	0.232	0.242
09-405	508N	Offset	342	370	28	9.18	0.59	0.51	0.117	0.153
09-405	508N	Offset/Cowboy	386	394	8	5.53	0.36	0.50	0.153	0.171
09-405	508N	Cowboy	411	416	5	4.59	0.33	0.12	0.055	0.061
09-405	508N	Cowboy	437	442	5	5.20	0.43	0.25	0.096	0.106

09-501	508N	Offset	130	135	5	10.38	0.45	0.47	0.078	0.132
09-501	508N	Offset	156	163	7	4.24	0.30	0.07	0.036	0.065

09-502	508N	Offset	189	196	8	7.55	0.47	0.50	0.140	0.170

09-503	508N	Offset	201	207	6	9.15	0.42	0.54	0.122	0.171
09-503	508N	Offset	209	222	13	5.72	0.37	0.52	0.078	0.138
09-503	508N	Offset/Cowboy	243	249	6	5.84	0.27	0.41	0.070	0.119
09-503	508N	Cowboy	250	258	8	5.29	0.31	0.29	0.108	0.162

09-504	509N	Offset	86	92	6	11.72	0.60	0.47	0.116	0.181
09-504	509N	Offset	94	104	10	6.11	0.46	0.72	0.233	0.280

09-505	509N	Offset	138	154	16	9.68	0.53	0.41	0.096	0.149

09-506	509N	Offset	202	209	7	10.50	0.52	0.37	0.096	0.132
09-506	509N	Offset	214	219	5	6.64	0.43	0.26	0.070	0.150

09-601	510N	Offset	149	156	7	7.71	0.38	0.16	0.044	0.074
09-601	510N	Offset	157	163	6	8.77	0.56	0.84	0.170	0.220
09-601	510N	Offset	172	179	7	5.21	0.36	0.37	0.119	0.162

Notes:

Hole lengths are estimated to be 70-80% of true widths

Table 4. Composited assay results for the Outlaw Zone, LDI Mine

Drill Hole	Section	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%
09-114	502N	579	601	22	3.26	0.29	0.30	0.161	0.107	0.006
including		591	596	5	5.94	0.52	0.58	0.284	0.179	0.008

09-105	503N	503	507	4	5.10	0.41	0.19	0.145	0.190	0.010

09-106	503N	523	543	20	3.39	0.26	0.24	0.105	0.137	0.006
including		538	543	5	5.43	0.42	0.39	0.154	0.194	0.008

Notes:

Hole lengths are estimated to be 70-80% of true widths

Table 5. Composited assay results for West Pit, LDI Mine

Drill Hole	Target Name	From (m)	To (m)	Length (m)	Pd g/t	Pt g/t	Au g/t	Cu%	Ni%	Co%
09-070	507N POD	113	117	4	1.06	0.27	1.35	0.20	1.20	0.02
09-070	507N POD	267	270	3	1.39	0.11	0.07	0.06	0.07	0.01
09-070	507N POD	325	335	10	1.04	0.08	0.08	0.07	0.10	0.01
09-070	507N POD	350	367	17	1.03	0.13	0.11	0.05	0.07	0.01

09-071	507N POD	175	199	24	3.45	0.25	0.25	0.20	0.23	0.01
including	507N POD	181	186	5	5.66	0.41	0.24	0.28	0.38	0.01
including	507N POD	191	198	7	4.76	0.35	0.37	0.29	0.31	0.01
09-071	507N POD	215	248	33	1.13	0.11	0.11	0.06	0.08	0.01
including	507N POD	215	232	17	1.42	0.15	0.15	0.08	0.09	0.01
09-071	507N POD	257	295	38	0.98	0.09	0.07	0.06	0.07	0.00

09-072	507N POD	152	175	23	1.08	0.10	0.10	0.08	0.10	0.01
09-072	507N POD	205	211	6	1.30	0.23	0.10	0.10	0.11	0.01

09-073	Quartz Diorite	93	96	3	1.54	0.15	0.10	0.15	0.09	0.01

09-074	Quartz Diorite	20	59	39	0.81	0.07	0.08	0.08	0.06	0.01
including	Quartz Diorite	27	31	4	1.99	0.17	0.16	0.19	0.15	0.01
including	Quartz Diorite	36	38	2	1.76	0.14	0.19	0.13	0.09	0.01
including	Quartz Diorite	40	46	6	0.86	0.07	0.09	0.07	0.04	0.01
including	Quartz Diorite	48	55	7	1.05	0.10	0.12	0.10	0.04	0.00

09-075	Quartz Diorite	70	83	13	0.93	0.09	0.07	0.05	0.06	0.01
including	Quartz Diorite	76	79	3	1.61	0.14	0.12	0.07	0.08	0.01
09-075	Quartz Diorite	100	111	11	1.06	0.11	0.13	0.08	0.09	0.01

09-076	Quartz Diorite	71	91	20	1.27	0.13	0.12	0.06	0.07	0.01
including	Quartz Diorite	71	83	12	1.43	0.16	0.10	0.04	0.07	0.01
including	Quartz Diorite	77	83	6	1.84	0.17	0.15	0.07	0.08	0.01
09-076	Quartz Diorite	107	109	2	3.97	0.29	0.14	0.17	0.20	0.01

09-077	507N POD	23	51	28	3.02	0.40	0.25	0.13	0.14	0.01
including	507N POD	24	36	12	4.39	0.64	0.35	0.18	0.20	0.01
including	507N POD	46	51	5	3.42	0.28	0.35	0.17	0.14	0.01
09-077	507N POD	70	77	7	6.09	0.89	0.29	0.13	0.17	0.01
09-077	507N POD	82	93	11	1.57	0.19	0.14	0.07	0.08	0.01
09-077	507N POD	100	113	13	1.44	0.13	0.16	0.08	0.09	0.01

09-078*	507N POD	146	158	12	1.04	0.09	0.09	0.06	0.07	0.01

Notes:

*Additional assays pending from the laboratory for drill hole 09-078

Assays pending from the laboratory for drill holes 09-079, 09-080, 09-081, 09-082, 09-083, 09-084